EXHIBIT 4.1

                                INTERACTIVE DATA
                           FINANCIAL TIMES Information
             100 William Street, 15th Floor, New York, NY 10038 USA
                    Tel: (212) 269-6300 Fax: (212) 771-6445


May 1, 2000


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181


         Re: Bandwidth & Telecommunications Trust, Series 10A, Bandwidth & Telecommunications Trust, Series 10B, Biotechnology & Pharmaceutical Trust, Series 10A, Biotechnology & Pharmaceutical Trust, Series 10B, Global Wireless Trust, Series 3A,
                  Global Wireless Trust, Series 3B,
                  Great International Firms Trust, Series 12,
                  The Roaring 2000s Trust, Series 6A,
                  The Roaring 2000s Trust, Series 6B,
                  Semiconductor Trust, Series 2A and
                  Semiconductor Trust, Series 2B,
                               File No. 333-35158


  Gentlemen:

         We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

         We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Statement.

         You are authorized to file copies of this letter with the Securities and Exchange Commission.

Very truly yours,


Steve Miano
Director Fixed Income Data Operations